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                            TARGET THERAPEUTICS, INC.

                   CALCULATION OF NET INCOME/(LOSS) PER SHARE
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS;  UNAUDITED)


                                                                    EXHIBIT 11.1


                                                               Three months ended            Nine months ended
                                                                     December 31,                 December 31,
                                                       --------------------------    -------------------------
                                                              1996           1995           1996          1995
                                                       -----------    -----------    -----------    ----------
Net income/(loss)                                      $     3,803    $     3,621    $     (3,574)  $    8,454
                                                       ===========    ===========    ============   ==========


Weighted average shares outstanding during the period       14,836         14,443         14,828        14,343
Common equivalent shares(1)                                    681            965            ---           813
                                                       -----------    -----------    -----------    ----------

Shares used in calculation of net income per share          15,517         15,408         14,828        15,156
                                                       ===========    ===========    ===========    ==========


Net income/(loss) per share                            $       .25    $       .24    $      (.24)   $      .56
                                                       ===========    ===========    ===========    ==========





(1) Common share equivalent shares are not used in the calculation of the per share loss for the nine months ended December 31, 1996 since the effect is antidilutive.





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